EXHIBIT 23.1


                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================











                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Pawnbroker.com, Inc. on Form S-1 of our report dated June 27, 2000 on our audits of the consolidated financial statements of Pawnbroker.com, Inc. as of March 31, 2000 and 1999 and for the year ended March 31, 2000, the period from February 5, 1999 to March 31, 1999 and the period from February 5, 1999 to March 31, 2000, which report is included in the Annual Report on Form 10-K of Pawnbroker.com, Inc. for the year ended March 31, 2000.




                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
July 18, 2000





                          A Member of SC INTERNATIONAL
                          =============================

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172